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                                                                      Exhibit 23




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Goodrich Petroleum Corporation:


We consent to the incorporation by reference in the registration statement (No. 33-01077) on Form S-8 of Goodrich Petroleum Corporation of our report dated February 27, 1998 except as to the first paragraph of Note G which is as of March 18, 1998, relating to the consolidated balance sheets of Goodrich Petroleum Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Goodrich Petroleum Corporation. Our report dated February 27, 1998, refers to a change in 1995 in the method of accounting for the impairment of long-lived assets.



KPMG PEAT MARWICK LLP


Shreveport, Louisiana
March 20, 1998